J:\Fuwaysun Technology Co Ltd\2009\2009 10K\Section B_Audit Completion\B1 Financial Statement\B1_Financial_Statement_2009_10K_v9.doc

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FUWAYSUN TECHNOLOGY, LTD Consolidated Financial Statements For The Years Ended March 31, 2009 and 2008 (With Report of Independent Registered Public Accounting Firm Thereon)

ZYCPA COMPANY LIMITED

Certified Public Accountants

2 inch high

FUWAYSUN TECHNOLOGY, LTD

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and stockholders of

FUWAYSUN TECHNOLOGY, LTD

We have audited the accompanying consolidated balance sheets of Fuwaysun Technology, Ltd and its subsidiaries (the “Company”) as of March 31, 2009 and 2008 and the related consolidated statements of operations and comprehensive loss, cash flows and stockholders’ equity for the years ended March 31, 2009 and 2008. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2009 and 2008 and the results of their operations and their cash flows for the years ended March 31, 2009 and 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred continuous losses which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ ZYCPA Company Limited

ZYCPA Company Limited

Certified Public Accountants

Hong Kong, China

March 25, 2010

FUWAYSUN TECHNOLOGY, LTD

CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2009 AND 2008

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of March 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$8,779	$4,608
Accounts receivable, net	95,991	202,757
Inventories, net	658,640	514,136
Prepayments and other receivables	103,353	104,711
Total current assets	866,763	826,212

Non-current assets:
Plant and equipment, net	1,803,994	2,050,818
TOTAL ASSETS	$2,670,757	$2,877,030

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, trade	$72,550	$203,545
Advances from customers	37,956	33,146
Current portion of long-term debts	275,251	340,921
Amount due to a stockholder	1,180,197	504,389
Accrued liabilities and other payables	91,756	137,835
Total current liabilities	1,657,710	1,219,836

Long-term liabilities:
Long-term debts, less current portion	7,559	292,342
Total liabilities	1,665,269	1,512,178

Commitments and contingencies

Stockholders’ equity:
Preferred stock, no par value, 10,000,000 shares authorized; no shares issued and outstanding as of March 31, 2009 and 2008	-	-
Common stock, no par value; 150,000,000 shares authorized; 43,575,000 and 41,075,000 shares issued and outstanding as of March 31, 2009 and 2008	1,780	1,280
Additional paid-in capital	1,800,453	1,799,717
Accumulated other comprehensive income	34,910	28,969
Accumulated deficit	(831,655)	(465,114)
Total stockholders’ equity	1,005,488	1,364,852
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,670,757	$2,877,030

See accompanying notes to consolidated financial statements.

FUWAYSUN TECHNOLOGY, LTD

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED MARCH 31, 2009 AND 2008

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Years ended March 31,
	2009	2008

Revenue, net	$1,523,927	$1,917,990

Cost of revenue (inclusive of depreciation)	(1,484,209)	(1,855,687)
Gross profit	39,718	62,303

Operating expenses:
Sales and marketing	23,555	6,013
General and administrative	352,411	229,881
Total operating expenses	375,966	235,894
Loss from operations	(336,248)	(173,591)

Other income (expense):
Interest income	483	324
Subsidy income	7,267	-
Interest expense	(38,043)	(47,665)

Loss before income taxes	(366,541)	(220,932)

Income tax expense	-	-

NET LOSS	$(366,541)	$(220,932)

Other comprehensive income:
- Foreign currency translation gain	5,941	14,661
COMPREHENSIVE LOSS	$(360,600)	$(206,271)

Net loss per share – basic and diluted	$(0.01)	$(0.01)

Weighted average shares outstanding – basic and diluted	42,470,833	41,075,000

See accompanying notes to consolidated financial statements.

FUWAYSUN TECHNOLOGY, LTD

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED MARCH 31, 2009 AND 2008

(Currency expressed in United States Dollars (“US$”))

	Years ended March 31,
	2009	2008
Cash flows from operating activities:
Net loss	$(366,541)	$(220,932)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	277,674	228,774
Allowance for doubtful accounts	74,887	134
Allowance for inventory obsolescence	-	15,989
Changes in operating assets and liabilities:
Accounts receivable, trade	31,497	(39,300)
Inventories	(144,504)	(472,350)
Prepayments and other receivables	1,358	45,984
Accounts payable, trade	(130,995)	143,801
Advances from customers	4,810	6,444
Accrued liabilities and other payables	(46,079)	(109,249)

Net cash used in operating activities	(297,893)	(400,705)

Cash flows from investing activities:
Purchase of property, plant and equipment	(5,110)	(160,519)

Net cash used in investing activities	(5,110)	(160,519)

Cash flows from financing activities:
Advances from a stockholder	675,808	381,195
Proceeds from long-term debts	-	365,198
Repayments of long-term debts	(350,453)	(158,960)
Cash received from reverse acquisition	75	-

Net cash provided by financing activities	325,430	587,433

Effect of exchange rate changes in cash and cash equivalents	(18,256)	(60,624)

NET CHANGE IN CASH AND CASH EQUIVALENTS	4,171	(34,415)

CASH AND CASH EQUIVALENT, BEGINNING OF YEAR	4,608	39,023

CASH AND CASH EQUIVALENT, END OF YEAR	$8,779	$4,608

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest	$38,043	$47,665

NON-CASH FINANCING AND INVESTING ACTIVITIES:
Plant and equipment contributed by a stockholder	$1,161	$750,004

See accompanying notes to consolidated financial statements.

FUWAYSUN TECHNOLOGY, LTD

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED MARCH 31, 2009 AND 2008

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Preferred stock		Common stock		Additional paid-in capital	Accumulated other comprehensive income	Accumulated deficit	Total stockholders’ equity
	No. of shares	Amount	No. of shares	Amount

Balance as of April 1, 2007, as restated	-	$-	41,075,000	$1,280	$1,049,713	$14,308	$(244,182)	$821,119

Contribution in kind	-	-	-	-	750,004	-	-	750,004
Net loss for the year	-	-	-	-	-	-	(220,932)	(220,932)
Foreign currency translation adjustment	-	-	-	-	-	14,661	-	14,661
Balance as of March 31, 2008	-	-	41,075,000	1,280	1,799,717	28,969	(465,114)	1,364,852

Shares from recapitalization and reverse acquisition	-	-	2,500,000	500	(425)	-	-	75
Contribution in kind	-	-	-	-	1,161	-	-	1,161
Net loss for the year	-	-	-	-	-	-	(366,541)	(366,541)
Foreign currency translation adjustment	-	-	-	-	-	5,941	-	5,941
Balance as of March 31, 2009	-	$-	43,575,000	$1,780	$1,800,453	$34,910	$(831,655)	$1,005,488

See accompanying notes to consolidated financial statements

FUWAYSUN TECHNOLOGY, LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2009 AND 2008

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1.

ORGANIZATION AND BUSINESS BACKGROUND

Fuwaysun Technology, Ltd (“FTUS” or the “Company”) was incorporated in the State of Colorado on September 8, 2008. On December 8, 2008, FTUS changed its company name from “Pearl River Acquisitions, Inc.” to its current name.

On December 9, 2008, FTUS completed a stock exchange transaction with the shareholders of Fuwaysun Technology (HK) Limited (“FTHK”), whereby FTUS issued 41,075,000 shares of common stock in exchange for 100% of the ownership interest in FTHK. As a result of the stock exchange, the former shareholders of FTHK own 94% of the issued and outstanding shares of FTUS.

In connection with the closing of the stock exchange transaction, all of FTUS’s former officers resigned from their positions and FTUS appointed Mr. Liang as the new chairman of the Board of director and new chief executive officer.

The stock exchange transaction has been accounted for as a reverse acquisition and recapitalization of FTUS whereby FTHK is deemed to be the accounting acquirer (legal acquiree) and FTUS to be the accounting acquiree (legal acquirer). The accompanying consolidated financial statements are in substance those of FTHK (and its subsidiaries and variable interest entity), with the assets and liabilities, and revenues and expenses, of FTUS being included effective from the date of stock exchange transaction. FTUS is deemed to be a continuation of the business and operations of FTHK for all periods presented as if the recapitalization had occurred at the beginning of the earliest period presented. Unless otherwise indicated, all references to FTUS throughout the financial statements include the operations of FTHK and its subsidiaries and variable interest entity (“VIE”).

FTUS, through its subsidiaries and VIE, is principally engaged in the design, manufacture, distribution and sales of solar energy saving, insect killer and plastic products in the People’s Republic of China (the “PRC”) and overseas. Details of its subsidiaries and VIE are described below:

	Company name	Place and date of incorporation	Particulars of issued / registered capital	Principal activities	Effective equity interest

1.	FTHK	Hong Kong, April 28, 2006	10,000 issued shares of HK$1 each	Trading of insect killer and plastic products	100%

2.	Forboss Solar (Shenzhen) Co., Ltd. (“Forboss”)	The PRC, January 20, 2009	RMB500,000	Dormant	100%

3.	Shenzhen Fuwaysun Technology Company Limited (“Shenzhen Fuwaysun”) #	The PRC, January 16, 2006	RMB3,000,000	Design, manufacture, distribution and sales of solar energy saving, insect killer and plastic products

#

represents variable interest entity (“VIE”)

Since FTHK, Forboss and Shenzhen Fuwaysun are entities under common control of same ultimate beneficial owners, the ownership transfer transaction was accounted for as a transfer of entities under

FUWAYSUN TECHNOLOGY, LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2009 AND 2008

(Currency expressed in United States Dollars (“US$”), except for number of shares)

common control under the guidance of Accounting Standards Codification (“ASC”) Topic 805-50-15-6, “Transactions Between Entities Under Common Control”. Hence, the consolidation of all the companies has been accounted for at historical cost and prepared on the basis as if the Reorganization had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

FTUS, FTHK, Forboss and Shenzhen Fuwaysun are hereinafter collectively referred to as (“the Company”).

2.

GOING CONCERN UNCERTAINTIES

The accompanying consolidated financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

For the year ended March 31, 2009, the Company has suffered from a continuous loss of $366,541 and experienced negative cash flows from operations of $297,893 with an accumulated deficit of $831,655 as of that date. The continuation of the Company as a going concern through March 31, 2010 is dependent upon the continued financial support from its stockholders and credit facility from long-term debts. The Company is currently pursuing the additional financing for its operations. However, there is no assurance that the Company will be successful in securing sufficient funds to sustain the operations.

These factors raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in the Company not being able to continue as a going concern.

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

●

Basis of presentation

These accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

●

Use of estimates

In preparing these consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the years reported. Actual results may differ from these estimates.

●

Basis of consolidation

The consolidated financial statements include the financial statements of FTUS, FTHK, Forboss and Shenzhen Fuwaysun. All inter-company balances and transactions among the companies have been eliminated upon consolidation.

The Company has adopted the ASC Topic 810-10-5-8, “Variable Interest Entities” which requires a variable interest entity or VIE to be consolidated by a company if that company is subject to a

FUWAYSUN TECHNOLOGY, LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2009 AND 2008

(Currency expressed in United States Dollars (“US$”), except for number of shares)

majority of the risk of loss for the VIEs or is entitled to receive a majority of the VIE’s residual returns.

●

Variable interest entity

The Company’s operating subsidiary, Shenzhen Fuwaysun operates in the PRC in the form of VIE.

A series of agreements were entered into amongst Forboss and Shenzhen Fuwaysun, providing Forboss the ability to control Shenzhen Fuwaysun, including its financial interest as described below:

1.

Option Agreement, Forboss has the option to purchase Shenzhen Fuwaysun’s all assets and ownership at any time.

2.

Operating Agreement and Exclusive Consulting Services Agreement, Forboss is appointed as its exclusive service provider to provide business support and related consulting services. Shenzhen Fuwaysun is agreed to pay the consulting and service fee which equal to 100% of their net profits to Forboss.

3.

Pledge Agreement, Shenzhen Fuwaysun agreed to pledge their legal interest to Forboss as a security for the obligations of Shenzhen Fuwaysun under the Exclusive Consulting Services Agreement.

With the above agreements, Forboss demonstrates its ability to control Shenzhen Fuwaysun as the primary beneficiary and the operating results of the VIE was included in the consolidated financial statements for the years ended March 31, 2009 and 2008.

●

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

●

Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. Management reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical collection trends and aging of receivables. Management also periodically evaluates individual customer’s financial condition, credit history, and the current economic conditions to make adjustments in the allowance when it is considered necessary. As of March 31, 2009 and 2008, the allowance for doubtful accounts was $75,415 and $142, respectively.

●

Inventories

Inventories consist primarily of raw materials, work in process and finished goods of solar products and plastic products and are stated at the lower of cost or net realizable value, with cost being determined on a weighted average basis. Costs include material, direct labor and manufacturing overhead costs. Allowance for obsolescence is an estimated amount based on an analysis of current business and economic risks, the duration of the inventories held and other specific identifiable risks that may indicate a potential loss. The allowance is reviewed regularly to ensure that it adequately provides for all reasonable expected losses. As of March 31, 2009 and 2008, the allowance for obsolescence was $17,446 and $17,007, respectively.

FUWAYSUN TECHNOLOGY, LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2009 AND 2008

(Currency expressed in United States Dollars (“US$”), except for number of shares)

●

Advances from customers

The Company generally receives advanced payments from customers in the normal course of business. Advances from customers are interest free and unsecured and are recognized in revenue when delivery has occurred.

●

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

	Depreciable life	Residual value
Plant and machinery	5-10 years	5-10%
Furniture, fittings and office equipment	4-8 years	5%
Motor vehicles	10 years	10%

Expenditure for maintenance and repairs is expensed as incurred. The gain or loss on the disposal of plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets and is recognized in the consolidated statement of operations.

●

Impairment of long-lived assets

In accordance with ASC Topic 360-10-5, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as plant and equipment used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of assets to estimated discounted net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. There has been no impairment as of March 31, 2009 and 2008.

●

Revenue recognition

In accordance with the ASC Topic 605, “Revenue Recognition”, the Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectibility is reasonably assured.

(a)

Sales of products

Revenue from the sale of solar and plastic products is recognized when the products are delivered to and received by the customers, collectibility is reasonably assured and the prices are fixed and determinable.

Revenue represents the invoiced value of goods, net of value-added tax (“VAT”) and sales allowance. The Company's products that are locally sold in the PRC are subject to VAT which is levied at the rate of 17% on the invoiced value of sales. Output VAT is borne by customers in addition to the invoiced value of sales and input VAT is borne by the Company in addition to the invoiced value of purchases

FUWAYSUN TECHNOLOGY, LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2009 AND 2008

(Currency expressed in United States Dollars (“US$”), except for number of shares)

to the extent not refunded for export sales. The Company experienced no product returns and recorded no reserve for sales returns for the years ended March 31, 2009 and 2008.

The Company is required to remit VAT collected to the tax authority, but may deduct VAT it has paid on eligible purchases. As of March 31, 2009 and 2008, the Company has no VAT payable in the consolidated financial statements.

(b)

Interest income

Interest income is recognized on a time apportionment basis, taking into account the principal amounts outstanding and the interest rates applicable.

●

Cost of revenue

Cost of revenue includes cost of raw materials, direct labor, packaging cost, depreciation and production overhead that are directly attributable to the manufacture of solar and other plastic products. Shipping and handling cost are recorded in sales and marketing expense and are recognized when the related product is delivered to the customer.

●

Advertising expenses

Advertising costs are expensed as incurred under ASC Topic 720-35, “Advertising Costs”. The Company incurred advertising expense of $3,350 and $0 for the years ended March 31, 2009 and 2008, respectively.

●

Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying consolidated statements of stockholders’ equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

●

Income taxes

The Company adopts the ASC Topic 740, “Income Taxes”, regarding accounting for uncertainty in income taxes which prescribes the recognition threshold and measurement attributes for financial statement recognition and measurement of tax positions taken or expected to be taken on a tax return. In addition, the guidance requires the determination of whether the benefits of tax positions will be more likely than not sustained upon audit based upon the technical merits of the tax position. For tax positions that are determined to be more likely than not sustained upon audit, a company recognizes the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement in the financial statements. For tax positions that are not determined to be more likely than not sustained upon audit, a company does not recognize any portion of the benefit in the financial statements. The guidance provides for de-recognition, classification, penalties and interest, accounting in interim periods and disclosure.

For the years ended March 31, 2009 and 2008, the Company did not have any interest and penalties associated with tax positions. As of March 31, 2009 and 2008, the Company did not have any significant unrecognized uncertain tax positions.

FUWAYSUN TECHNOLOGY, LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2009 AND 2008

(Currency expressed in United States Dollars (“US$”), except for number of shares)

The Company conducts its major business in the PRC and is subject to tax in this jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the local and foreign tax authorities.

●

Net income per share

The Company calculates net income per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income per share is computed by dividing the net income by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

●

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statement of operations.

The reporting currency of the Company is the United States Dollars (“US$”) and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company’s operating subsidiaries in Hong Kong and the PRC maintain their books and record in their respective local currencies, Hong Kong Dollars (“HK$”) and Renminbi Yuan (“RMB”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of stockholders’ equity.

Translation of amounts from the local currency of the Company’s subsidiaries and variable interest entity into US$ has been made at the following exchange rates for the respective year:

	2009	2008
Year-end rates HK$: US$1 exchange rate	7.7505	7.7827
Annual average rates HK$: US$1 exchange rate	7.7773	7.7993
Year-end rates RMB: US$1 exchange rate	6.8456	7.0222
Annual average rates RMB: US$1 exchange rate	6.8805	7.4695

?

Retirement plan costs

Contributions to retirement schemes (which are defined contribution plans) are charged to general and administrative expenses in the consolidated statements of operation and comprehensive income as and when the related employee service is provided.

FUWAYSUN TECHNOLOGY, LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2009 AND 2008

(Currency expressed in United States Dollars (“US$”), except for number of shares)

●

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

●

Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. For the years ended March 31, 2009 and 2008, the Company operates in one reportable business segment in the PRC.

●

Fair value measurement

ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10") establishes a new framework for measuring fair value and expands related disclosures. Broadly, ASC 820-10 framework requires fair value to be determined based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. ASC 820-10 establishes a three-level valuation hierarchy based upon observable and non-observable inputs. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

For financial assets and liabilities, fair value is the price the Company would receive to sell an asset or pay to transfer a liability in an orderly transaction with a market participant at the measurement date. In the absence of active markets for the identical assets or liabilities, such measurements involve developing assumptions based on market observable data and, in the absence of such data, internal information that is consistent with what market participants would use in a hypothetical transaction that occurs at the measurement date.

●

Fair value of financial instruments

The carrying value of the Company’s financial instruments include cash and cash equivalents, accounts receivable, prepayments and other receivables, accounts payable, advances from customers, amount due to a stockholder, accrued liabilities and other payables. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate at fair values. The carrying value of the Company’s long-term debts approximates at fair value based on the current market conditions for similar debt instruments.

●

Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

FUWAYSUN TECHNOLOGY, LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2009 AND 2008

(Currency expressed in United States Dollars (“US$”), except for number of shares)

In September 2009, Accounting Standards Codification (“ASC”) became the source of authoritative U.S. GAAP recognized by the Financial Accounting Standards Board (“FASB”) for nongovernmental entities, except for certain FASB Statements not yet incorporated into ASC. Rules and interpretive releases of the SEC under federal securities laws are also sources of authoritative U.S. GAAP for registrants. The discussion below includes the applicable ASC reference.

The Company adopted ASC Topic 810-10, “Consolidation” (formerly SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”) effective January 2, 2009. ASC Topic 810-10 changes the manner of presentation and related disclosures for the non-controlling interest in a subsidiary (formerly referred to as a minority interest) and for the deconsolidation of a subsidiary. The adoption of these sections did not have a material impact on the Company’s financial statements.

ASC Topic 815-10, “Derivatives and Hedging” (formerly SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities”) was adopted by the Company effective January 2, 2009. The guidance under ASC Topic 815-10 changes the manner of presentation and related disclosures of the fair values of derivative instruments and their gains and losses.

In April 2009, the FASB issued an update to ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”) (formerly FASB Staff Position No. SFAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”). The standard provides additional guidance on estimating fair value in accordance with ASC 820-10 when the volume and level of transaction activity for an asset or liability have significantly decreased in relation to normal market activity for the asset or liability have significantly decreased and includes guidance on identifying circumstances that indicate if a transaction is not orderly. The Company adopted this pronouncement effective April 1, 2009 with no impact on its financial statements.

In April 2009, the FASB issued FSP SFAS No. 107-1, “Disclosures about Fair Value of Financial Instruments” (“ASC 825-10”). ASC 825-10 requires fair value of financial instruments disclosure for interim reporting periods of publicly traded companies as well as in annual financial statements. ASC 825-10 is effective for interim periods ending after June 15, 2009 and was adopted by the Company. There was no material impact to the Company’s financial statements as a result of the adoption of ASC 825-10.

In June 2009, the FASB finalized SFAS No. 167, “Amending FASB interpretation No. 46(R)”, which was included in ASC Topic 810-10-05 “Variable Interest Entities”. The provisions of ASC Topic 810-10-05 amend the definition of the primary beneficiary of a variable interest entity and will require the Company to make an assessment each reporting period of its variable interests. The provisions of this pronouncement are effective January 1, 2010. The Company is evaluating the impact of the statement on its financial statements.

In July 2009, the FASB issued SFAS No. 168, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS 168 codified all previously issued accounting pronouncements, eliminating the prior hierarchy of accounting literature, in a single source for authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. SFAS 168, now ASC Topic 105-10 “Generally Accepted Accounting Principles”, is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of this pronouncement did not have an effect on the Company’s financial statements.

FUWAYSUN TECHNOLOGY, LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2009 AND 2008

(Currency expressed in United States Dollars (“US$”), except for number of shares)

In August 2009, the FASB issued an update of ASC Topic 820, “Measuring Liabilities at Fair Value ”. The new guidance provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using prescribed techniques. The Company adopted the new guidance and it did not materially affect the Company’s financial position and results of operations.

In October 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-13, “Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements (a consensus of the FASB Emerging Issues Task Force)” which amends ASC 605-25, “Revenue Recognition: Multiple-Element Arrangements.” ASU No. 2009-13 addresses how to determine whether an arrangement involving multiple deliverables contains more than one unit of accounting and how to allocate consideration to each unit of accounting in the arrangement. This ASU replaces all references to fair value as the measurement criteria with the term selling price and establishes a hierarchy for determining the selling price of a deliverable. ASU No. 2009-13 also eliminates the use of the residual value method for determining the allocation of arrangement consideration. Additionally, ASU No. 2009-13 requires expanded disclosures. This ASU will become effective for us for revenue arrangements entered into or materially modified on or after April 1, 2011. Earlier application is permitted with required transition disclosures based on the period of adoption. The Company is currently evaluating the application date and the impact of this standard on its financial statements.

4.

ACCOUNTS RECEIVABLE

The majority of the Company’s sales are on open credit terms and in accordance with terms specified in the contracts governing the relevant transactions. The Company evaluates the need of an allowance for doubtful accounts based on general provision that management believes to be uncollectible. If actual collections experience changes, revisions to the allowance may be required.

	As of March 31,
	2009	2008

Accounts receivable, trade	$171,406	$202,899
Less: allowance for doubtful accounts	(75,415)	(142)

Accounts receivable, net	$95,991	$202,757

For the years ended March 31, 2009 and 2008, the Company provided the allowance for doubtful accounts of $74,887 and $134, respectively.

5.

INVENTORIES

Inventories consist of the followings:

	As of March 31,
	2009	2008

Raw materials	$333,746	$465,300
Work in progress	904	1,981
Finished goods	341,436	63,862
	676,086	531,143

FUWAYSUN TECHNOLOGY, LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2009 AND 2008

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Less: allowance for inventory obsolescence	(17,446)	(17,007)

Inventories, net	$658,640	$514,136

For the years ended March 31, 2009 and 2008, the Company recorded the allowance for slow-moving and obsolete inventories of $0 and $15,989, respectively.

6.

PLANT AND EQUIPMENT

Plant and equipment consist of the followings:

	As of March 31,
	2009	2008

Plant and machinery	$2,412,871	$2,312,097
Furniture, fittings and office equipment	109,737	105,337
Motor vehicles	6,792	6,765
Foreign translation difference	33,867	98,934
	2,563,267	2,523,133
Less: accumulated depreciation	(749,989)	(450,403)
Less: foreign translation difference	(9,284)	(21,912)

Plant and equipment, net	$1,803,994	$2,050,818

Depreciation expense for the years ended March 31, 2009 and 2008 was $277,674 and $228,774, which included $256,784 and $209,667 in cost of revenue, respectively.

As of March 31, 2009 and 2008, certain plant and equipment with the net book value of $95,728 and $107,465, respectively, were pledged as securities in connection with the outstanding long-term debts, as described in more details in Note 8.

7.

ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consist of the followings:

	As of March 31,
	2009	2008

Payroll and welfare payable	$25,705	$23,770
Accrued operating expenses	66,050	113,975
Other taxes payable	1	90
	$91,756	$137,835

8.

LONG-TERM DEBTS

Long-term debts consist of the following:

FUWAYSUN TECHNOLOGY, LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2009 AND 2008

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of March 31,
	2009	2008
Bank loans, payable to financial institutions in the PRC:

Equivalent to HK$910,634 (2008: HK$2,333,333) with interest rate at 9.5% (2008: 9.5%) per annum payable monthly, repayable by January 22, 2010, pledged by plant and equipment	$117,300	$317,158
Equivalent to HK$559,406 (2008: HK$963,608) with interest rate at 5% (2008: 5%) per annum payable monthly, repayable by May 25, 2010, pledged by plant and equipment	72,057	130,978
Equivalent to RMB639,741(2008: RMB1,300,000) with interest rate at 10.15% -10.21% per annum payable monthly, repayable by October 31, 2009, pledged by plant and equipment, as well as property owned by Shenzhen Fuwaysun’s owners	93,453	185,127

Total	282,810	633,263

Less: current portion of long-term debts	(275,251)	(340,921)

Long-term debts, net of current portion	$7,559	$292,342

As of March 31, 2009, the minimum future payments of the aggregate long-term debts are as follows:

Years ending March 31:
2010	$275,251
2011	7,559

Total debts	$282,810

The aggregate long-term debts are jointly and severally guaranteed by three individuals, Mr. Liang, the director of the Company and his associates, Ms. Mo and Mr. Mo.

9.

AMOUNT DUE TO A STOCKHOLDER

As of March 31, 2009 and 2008, the balance represented temporary advances made by a major stockholder, Mr. Liang, which was unsecured, interest-free with no fixed repayment term.

10.

STOCKHOLDERS’ EQUITY

(a)

Common stock

At the date of inception on September 8, 2008, FTUS’s authorized capital was 10,000,000 shares of preferred stock at $0 par value and 150,000,000 shares of common stock at $0 par value. As of same

FUWAYSUN TECHNOLOGY, LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2009 AND 2008

(Currency expressed in United States Dollars (“US$”), except for number of shares)

day on September 8, 2008, 2,500,000 shares of common stock was issued at $0.0002 per share to 5 investors to raise $500 to provide the initial working capital to FTUS.

On December 9, 2008, FTUS completed a stock exchange transaction and issued a total of 41,075,000 shares of common stock to 7 affiliates. As a result, the number of FTUS’s authorized shares and issued and outstanding shares as of March 31, 2009 was 150,000,000 shares and 43,575,000 shares, respectively.

Pursuant to stock exchange transaction on December 9, 2008 the weighted average number of common shares issued and outstanding of 41,075,000 shares was adjusted to account for the effects of the stock exchange transaction as fully described in Note 1, for all periods presented as if the recapitalization had occurred at the beginning of the earliest period presented.

(b)

Additional paid-in capital

For the years ended March 31, 2009 and 2008, Mr. Liang, the major stockholder and director of the Company contributed certain plant and equipment to the Company at their fair values of $1,161 and $750,004, respectively for operational purpose.

11.

INCOME TAXES

For the years ended March 31, 2009 and 2008, the local (United States) and foreign components of loss before income taxes were comprised of the following:

	Years ended March 31,
	2009	2008
Tax jurisdictions from:
– Local	$-	$-
– Foreign	(366,541)	(220,932)
Loss before income taxes	$(366,541)	$(220,932)

The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The companies that operate in various countries: United States, Hong Kong and the PRC that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

FTUS is registered in the State of Colorado and is subject to the tax laws of the United States of America. The Company does not have any operation in the United States.

Hong Kong

The Company’s operating subsidiary, FTHK is subject to Hong Kong Profits Tax at the statutory rate of 16.5% and 17.5% for the years ended March 31, 2009 and 2008 on the assessable income for its tax reporting years. For the years ended March 31, 2009 and 2008, FTHK suffered from operating loss and was exempted from income tax accordingly.

The PRC

FUWAYSUN TECHNOLOGY, LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2009 AND 2008

(Currency expressed in United States Dollars (“US$”), except for number of shares)

The Company’s subsidiary and VIE, Forboss and Shenzhen Fuwaysun are subject to the Enterprise Income Tax governed by the Income Tax Law of the People’s Republic of China, at a statutory rate of 33%, which is comprised of a 30% national income tax and 3% local income tax.

Shenzhen Fuwaysun is registered and operates in Shenzhen City, the PRC and is recognized as “Enterprise Located in Special Economic Zone”. As a result, Shenzhen Fuwaysun is entitled to Corporate Income Taxes (“CIT”) at a preferential tax rate of 15%.

On March 16, 2007, the National People’s Congress approved the Corporate Income Tax Law of the People’s Republic of China (the “New CIT Law”). The new CIT Law, among other things, imposes a unified income tax rate of 25% for both domestic and foreign invested enterprises with effect from January 1, 2008. However, for entities operating in special economic zones that previously enjoyed preferential tax rates, the applicable tax rate is increased progressively to 25% over a 5-years’ period under a transitional policy, while Forboss is subject to a unified income tax rate of 25%.

For the years ended March 31, 2009 and 2008, Shenzhen Fuwaysun suffered from operating loss and was exempted from income tax accordingly.

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of March 31, 2009 and 2008:

	As of March 31,
	2009	2008
Deferred tax assets:
- Net operating loss carryforwards	$124,748	$69,767
Less: valuation allowance	(124,748)	(69,767)
Deferred tax assets	$-	$-

As of March 31, 2009 and 2008, valuation allowance of $124,748 and $69,767 relating to net operating loss carryforwards was provided to the deferred tax assets due to the uncertainty surrounding their realization.

12.

RELATED PARTY TRANSACTIONS

During the years ended March 31, 2009 and 2008, Mr. Liang, the major stockholder and director of the Company contributed certain plant and equipment to the Company at their fair values, based upon the valuation report issued by the PRC valuer, Shenzhen Yongxin Ruihe Asset Evaluation Ltd.

13.

CHINA CONTRIBUTION PLAN

Under the PRC Law, full-time employees of the Company’s VIE in the PRC, Shenzhen Fuwaysun, are entitled to staff welfare benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a China government-mandated multi-employer defined contribution plan. Shenzhen Fuwaysun is required to accrue for these benefits based on certain percentages of the employees’ salaries. The total contributions made for such employee benefits were $10,172 and $7,137 for the years ended March 31, 2009 and 2008, respectively.

FUWAYSUN TECHNOLOGY, LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2009 AND 2008

(Currency expressed in United States Dollars (“US$”), except for number of shares)

14.

STATUTORY RESERVE

Under the PRC Law, the Company’s VIE in the PRC, Shenzhen Fuwaysun, is required to make appropriation to the statutory reserve based on after-tax net earnings and determined in accordance with generally accepted accounting principles of the People’s Republic of China (the “PRC GAAP”). Appropriation to the statutory reserve should be at least 10% of the after-tax net income until the reserve is equal to 50% of the registered capital. The statutory reserve is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation.

For the years ended March 31, 2009 and 2008, Shenzhen Fuwaysun did not made appropriation to the reserve due to its operating loss.

15.

SEGMENT REPORTING

The Company operates in one reportable operating segment in the design, manufacture, distribution and sales of solar energy saving, insect killer and plastic products in the PRC and Hong Kong, as defined by ASC Topic 280. All of the identifiable long-lived assets of the Company are located in the PRC during the years presented.

(a)

Major products

Summarized financial information concerning the Company’s major products is shown in the following table for the years ended March 31, 2009 and 2008:

	Years ended March 31,
	2009	2008

Solar products	$453,508	$661,449
Plastic products	1,070,419	1,256,541
Total revenue, net	$1,523,927	$1,917,990

(b)

Geographic segment reporting

In respect of geographical segment reporting, sales are based on the countries in which the customer is located, as follows:

	Years ended March 31,
	2009	2008
Revenue, net:
The PRC	$1,451,486	$1,915,924
Others	72,441	2,066

Total revenue, net	$1,523,927	$1,917,990

16.

CONCENTRATIONS OF RISK

FUWAYSUN TECHNOLOGY, LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2009 AND 2008

(Currency expressed in United States Dollars (“US$”), except for number of shares)

The Company is exposed to the following concentrations of risk:

(a)

Major customers

For the year ended March 31, 2009, the customer who accounts for 10% or more of the Company’s revenues and its outstanding balance at year-end date, is presented as follows:

	Year ended March 31, 2009		March 31, 2009
	Revenues	Percentage of revenues	Trade accounts receivable

Customer A	$376,607	25%	$28,035
Customer B	184,088	12%	-
Total:	$560,695	37%	$28,035

For the year ended March 31, 2008, the customer who accounts for 10% or more of the Company’s revenues and its outstanding balance at year-end date, is presented as follows:

	Year ended March 31, 2008		March 31, 2008
	Revenues	Percentage of revenues	Trade accounts receivable

Customer B	$335,239	17%	$-
Customer C	319,135	17%	-
Customer D	232,810	12%	34,109
Total:	$887,184	46%	$34,109

(b)

Major vendors

For the year ended March 31, 2009, the vendor who accounts for 10% or more of the Company’s purchases and its outstanding balance at year-end date, is presented as follows:

	Year ended March 31, 2009		March 31, 2009
	Purchases	Percentage of purchases	Trade accounts payable

Vendor A	$443,714	44%	$-
Vendor B	163,998	16%	-
Total:	$607,712	60%	$-

For the year ended March 31, 2008, the vendor who accounts for 10% or more of the Company’s purchases and its outstanding balance at year-end date, is presented as follows:

Year ended March 31, 2008		March 31, 2008
Purchases	Percentage of purchases	Trade accounts payable

FUWAYSUN TECHNOLOGY, LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2009 AND 2008

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Vendor A	$292,116	18%	$-
Vendor C	268,439	16%	-
Vendor D	244,919	15%	11,328
Total:	$805,474	49%	$11,328

(c)

Credit risk

Financial instruments that are potentially subject to credit risk consist principally of accounts receivable. The Company believes the concentration of credit risk in its accounts receivable is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

(d)

Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

The Company’s interest-rate risk arises from long-term borrowings. Borrowings issued at variable rates expose the Company to cash flow interest-rate risk. Borrowings issued at fixed rates expose the Company to fair value interest-rate risk. Company policy is to maintain approximately all of its borrowings in fixed rate instruments. At the year-end, all of borrowings were at fixed rates.

(e)

Exchange rate risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in RMB and a significant portion of the assets and liabilities are denominated in RMB. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and RMB. If RMB depreciates against US$, the value of RMB revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

(f)

Economic and political risks

The Company's operations are conducted in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company's operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

FUWAYSUN TECHNOLOGY, LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2009 AND 2008

(Currency expressed in United States Dollars (“US$”), except for number of shares)

17.

COMMITMENTS AND CONTINGENCIES

The Company leases factories and premises under various non-cancelable operating leases in a term ranging from 2.5 years to 9.6 years, with fixed monthly rentals, expiring through January 2016. Costs incurred under these operating leases are recorded as rental expense and totaled approximately $110,578 and $99,985 for the years ended March 31, 2009 and 2008.

As of March 31, 2009, future minimum rental payments due under various non-cancelable operating leases in the next five years are as follows:

Years ending March 31:
2010	$75,288
2011	17,842
2012	12,386
2013	12,386
2014	12,386
Thereafter	22,708

Total	$152,996

18.

SUBSEQUENT EVENTS

On April 20, 2009, FTUS executed a private placement for 10,180,000 Units at $0.125 per Unit. Each Unit consisted of one share of common stock and one warrant to purchase an additional share of common stock at a price of $0.25 per share, at any time during a period of 18 months. The Units were being offered on a “best efforts, part-or-none” basis subject to prior sale and the right of the Company to withdraw, cancel, or modify the offering and to reject any order in whole or in part. Upon the completion of a private placement, FTUS received the aggregate gross proceeds of approximately $1.3 million from the investors.

On November 16, 2009, FTUS executed a Securities Purchase Agreement with a principal shareholder of AgriSolar Solutions, Inc. (“AGSO”), a company organized under the laws of the State of Colorado and is a reporting issuer in the United States and has its shares listed on the NASD Over-the-Counter Bulletin Board under the symbol “AGSO”, pursuant to which FTUS agreed to acquire control of AGSO through purchase of a total of 172,712 shares, or approximately 57.88% of the shares of common stock of AGSO which were issued and outstanding prior to completion of the share exchange transaction.

On December 10, 2009, FTUS entered into a promissory note (“the Note”) with Mr. Stan Battat, one of the stockholder of FTUS, for a principal amount of $500,000, together with interest in the amount of $100,000 due and payable on May 10, 2010. In connection with the Note, FTUS agreed to issue a warrant to purchase a total of 2,000,000 shares of its common stock. The warrant shall be exercisable for a period of 5 years at an exercise price of $0.25 per share.

On January 8, 2010, FTUS completed to acquire control of AGSO through the purchase of a total of 172,712 shares, or approximately 57.88%, of the then issued and outstanding common stock of the Registrant. The shares were purchased from Lotus Holdings, LLC, a shareholder of AGSO, for a total purchase price of $350,000, including $200,000 paid in cash and $150,000 through execution of a promissory note due and payable on or before January 8, 2011.

FUWAYSUN TECHNOLOGY, LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2009 AND 2008

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Concurrently, on January 8, 2010, FTUS entered into a Share Exchange Agreement (the “Agreements”) with AGSO among the stockholders of FTUS and AGSO. Pursuant to the Agreements, the stockholders of FTUS transferred all of the issued and outstanding shares in the Company to AGSO in exchange for an aggregate of 58,055,000 shares of common stock of AGSO, thus causing FTUS to become a subsidiary of AGSO.